UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendment of a Material Definitive Agreement

On March 4, 2015, Voya Financial, Inc. (the “Company”) and ING Groep N.V. (“ING Group”) entered into an Addendum (the “Addendum”) to the Share Repurchase Agreement, dated as of March 2, 2015 (the “Share Repurchase Agreement”). The Addendum provides that the price to be paid by the Company to ING Group for the Repurchased Shares (as such term is defined in the Share Repurchase Agreement) shall be $44.12 per share, and that the number of Repurchased Shares shall be 13,599,274. The Addendum is filed as Exhibit 10.1 hereto and is hereby incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

On March 9, 2015, ING Group, as the selling stockholder, completed the sale of 32,018,100 shares (the “Public Offering Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company to Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (the “Underwriters”) of the registered public offering (the “Offering”) of the Public Offering Shares. Concurrently with the completion of the sale of the Public Offering Shares, the Company completed the repurchase of an additional 13,599,274 shares of Common Stock from ING Group pursuant to the Share Repurchase Agreement.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated March 3, 2015 (the “Underwriting Agreement”), among the Company, ING Group, and the Underwriters. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The exhibits contained in Item 9.01 hereof are hereby incorporated by reference into the Registration Statement (No. 333-196883) pursuant to which the Offering has been registered with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of March 3, 2015, among Voya Financial, Inc., ING Groep N.V., and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters

5.1	Opinion of Sullivan & Cromwell LLP

10.1	Addendum, dated as of March 4, 2015, to Share Repurchase Agreement between Voya Financial, Inc. and ING Groep N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ JEAN WENG
Name:	Jean Weng
Title:	Senior Vice President and Corporate Secretary

Dated: March 9, 2015